Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-126420) as amended, pertaining to the Xerium Technologies, Inc. 2005 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-155340) as amended, pertaining to the Xerium Technologies, Inc. 2005 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-167195) pertaining to the Xerium Technologies, Inc. 2010 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-179451) pertaining to the Xerium Technologies, Inc. 2010 Equity Incentive Plan, and

(5)	Registration Statement (Form S-8 No. 333-194318) pertaining to the Xerium Technologies, Inc. 2010 Equity Incentive Plan;
of our reports dated March 14, 2016, with respect to the consolidated financial statements and schedule of Xerium Technologies, Inc. and the effectiveness of internal control over financial reporting of Xerium Technologies, Inc. included in this Annual Report (Form 10-K) of Xerium Technologies, Inc. for the year ended December 31, 2015.
/s/ Ernst & Young LLP
Raleigh, North Carolina
March 14, 2016